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                                                                    EXHIBIT 23.2

[LOGO]       [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


     As Petroleum Engineers, we hereby consent to the inclusion of the information included in this Form 10-K with respect to (a) the oil and gas reserves of Vintage Petroleum, Inc., for the United States, Argentina and Ecuador, the future net revenues from such reserves, and the present value thereof, and (b) the oil and gas reserves of certain oil and gas properties in the El Huemul concession acquired by Vintage Petroleum, Inc. from Total Austral S.A. and Repsol S.A., as described in this Form 10-K, which information has been included in this Form 10-K in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form 10-K and to the incorporation by reference in the Registration Statements on Form S-8, Nos. 33-37505 and 333-88297, and the Registration Statements on Form S-3, Nos. 333-68351 and 333-77619, of Vintage Petroleum, Inc. of such information.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                   By:  /s/ Frederic D. Sewell
                                      -----------------------------------------
                                      Frederic D. Sewell
                                      President

Dallas, Texas
March 13, 2000